EXHIBIT 3.1

                   ARTICLES OF INCORPORATION

                             OF

                    WYOMING COAL CORPORATION

    We, the undersigned, natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Wyoming Business Corporation Act, adopt the following Articles of
Incorporation for such corporation.

                           ARTICLE I
[Note to reader: This Article was amended on August 18, 1981. See that amendment, included in this Exhibit 3.1, for current text.]
                              Name

    The name of the Corporation shall be WYOMING COAL CORPORATION.

                           ARTICLE II

                            Duration

    The period of duration of the Corporation shall be perpetual.

                           ARTICLE III

                  Objects, Purposes and Powers

    The purposes for which the Corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Wyoming or of the United States and, without limiting the generality of the foregoing, specifically:

    1. To engage in exploring, prospecting, drilling for, developing mining, extracting, producing, milling, refining and otherwise processing for its own account and for the account of others any and every type of mineral substance of whatever nature, including but not limited to oil, gas, and other hydrocarbon substances, base and precious metals, and fissionable materials.

    2. To market any and all mineral substances, including all hydrocarbon substances, before or after refinement.

    3. To manufacture, buy, sell, and generally deal in any article. product, or commodity produced as the result of or through the use of any inventions, devices, processes, discoveries, formulae, improvements, and/or modifications of any thereof, or any articles, products, commodities, supplies, and materials used or suitable to be used in connection therewith or in any manner applicable or incidental thereto; to grant licenses, sublicenses, rights, interests, and/or privileges in respect to any of the foregoing; to supervise or otherwise exercise such control over its licensees or grantees and the business conducted by them, as may be agreed upon in its contracts or agreements with such licensees or grantees, for the protection of its rights and interests therein; and to secure to it the payment of agreed royalties or other consideration.

    4. To form, promote, and assist, financially or otherwise, corporations, syndicates, partnerships, companies, and associations of all kinds; to give any lawful guarantee in connection therewith or otherwise for the payment of money or for the performance of any obligations or undertakings; and to achieve the purposes and exercise the power specified herein; either directly or through subsidiary corporations, syndicates, partnerships, companies, or other associations.

    5. To acquire, own, hold, develop, maintain, operate, manage, lease, sell, exchange, convey, mortgage, dispose of, and otherwise deal in property of every nature and description, both real and personal, whether situated in the United States or elsewhere, so far as permissible by law; to pay for the same in cash, the stock of this Corporation, bonds, or otherwise; to bold, exploit, and develop or in any manner to dispose of or assign the whole or any part of the property so purchased; and to produce, refine, and market any and all minerals or other products from any such operations.

    6. To advance or negotiate the advance of money or interest on securities or otherwise; to lend money or negotiate loans; to draw, accept, endorse, discount, buy, sell, and deliver bills of exchange, promissory notes, bonds, debentures, coupons, and other negotiable instruments and securities; and to issue on commission, subscribe for, take, acquire, and hold, sell, exchange, and deal in shares, stocks, bonds, obligations, and securities of any government or authority or company.

    7. Generally, to carry on and undertake any business, undertaking, transaction, or operation commonly carried on or undertaken by promoters and financiers; and to engage in any other business which may seem to the Corporation capable of being conveniently carried on in connection with the above or calculated, directly or indirectly, to enhance the value of or render profitable any of the Corporation's activities or business.

    8. To have one or more offices to carry on all or any of its business and, without restrictions or limits, to purchase or otherwise acquire and to own, hold, maintain, work, develop, sell, trade, exchange, convey, mortgage, lease, or otherwise dispose of, without limit as to amount, and in any part of the world, any property, real, personal, or mixed, and any interests and rights, in whole or in part, therein.

    9. To apply for, obtain, register, lease, purchase, or otherwise acquire, hold, use, sell, trade, exchange, assign, mortgage, or otherwise dispose of trademarks, copyrights, inventions, trade names, formulae, secret processes, and all improvements and processes used in connection with or secured under letters patent of the United States or of other countries or otherwise, and to grant licenses in respect thereto, and otherwise turn the same to account.

    10. To contract with the United States, or any agency thereof, or any of the states or political subdivisions thereof, or with any persons in authority, municipalities, boards, bureaus, or departments, or any political subdivisions of any state of the United States or colonies or territories thereof, or any foreign countries, or any political subdivisions thereof, and all corporations, firms, associations, and individuals in relation to or in connection with any of the objects, purposes, or business of the Corporation.

    11. To act as a dealer for the sale of its own stocks and bonds and to execute all instruments incident to the above; to enter into underwriting agreements for the sale of its stocks and bonds or other securities; and to make and enter into options for the sale of its stock upon such terms and conditions as are permitted by the laws of the State of Wyoming and the United States.

    12. To indemnify officers, directors, and employees against harm or loss resulting from their actions in their capacities as such.

    13. To purchase or otherwise acquire and to hold, mortgage, pledge, sell, exchange, or otherwise dispose of securities (which term includes, without limitation of the generality thereof, any shares of stocks, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts, or other instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by such persons, firms, associations, corporation, or governments or subdivisions thereof; to make payment therefor in any lawful manner; and to exercise, as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

    14. To lend its uninvested funds from time to time to such extent to such persons, firms, associations, corporations, governments, or subdivisions thereof, and on such terms and on such security, if any, as the Board of Directors of the Corporation, may determine.

    15. To endorse or guarantee the payment of principal, interest, or dividends upon, and to guarantee the performance, of, sinking-fund or other obligations of any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the Corporation may otherwise be or become interested, of any persons, firms, association, corporation, government or subdivision thereof, or of any other combination, organization, or entity whatsoever.

    16. To conduct its business in Wyoming, other states, the District of Columbia, the territories and colonies of the United States, and foreign countries and territories and colonies thereof; to have one or more offices outside of this state; and to acquire, purchase, hold, mortgage, pledge, assign, transfer, and convey real and personal property out of Wyoming.

    17. In furtherance of and not in limitation of the powers conferred by the laws of the State of Wyoming, the Board of Directors is expressly authorized without the assent or the vote of the stockholders to issue bonds, debentures, or other obligations of the Corporation, secured or unsecured, from time to time, for any of the objects or purposes of the Corporation and to include therein such provisions as the redeemability, convertibility into stock, or otherwise, and to sell or otherwise dispose of any or all of them, all in such manner and upon such terms as the Board of Directors may deem proper and as shall be fixed and stated in a resolution or resolutions adopted by the Board of Directors.

    18. To such extent as a corporation organized under the laws of the State of Wyoming may now or thereafter lawfully do, to do, either as principal or agent and either alone or in connection with other corporations, firms, or individuals, all and everything necessary, suitable, convenient, or proper for, in connection with, or incident to the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and, in general, to do any and all things and exercise any and all powers, rights, and privileges which a corporation may now or thereafter be organized to do or to exercise under the laws of the State of Wyoming or under any act amendatory thereof, supplemental thereto, or substituted therefor.

    19. To become a member of one or more partnerships, limited partnerships, joint ventures, or similar associations.

    The several clauses contained in this statement of purposes shall be construed as both purposes and powers; and the statements contained in each clause shall be in nowise limited or restricted, by reference to or inference from the terms of any other clause, but shall be regarded as independent purposes and powers. No recitation, expression, or declaration of specific purposes or special powers herein enumerated shall be deemed to be exclusive; but it hereby is expressly declared that all other lawful powers not inconsistent herewith are hereby included.

                             ARTICLE IV
[Note to reader: This Article was amended on Feb. 18, 2000. See that amendment, included in this Exhibit 3.1, for current text.]

                           Capital Stock

    The Corporation shall have the authority to issue an aggregate of 10,000,000 shares of common stock having one cent par value.

    The limitations and relative rights of shares of common stock described in this Article IV shall be as follows:

    1. All stock, when issued, shall be fully paid and nonassessable.

    2. No holder of shares of common stock of the Corporation shall be entitled, as such, to any preemptive or preferential right to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue. The Board of Directors of the Corporation may, however, in its discretion by resolution determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of common stock of the Corporation, or solely to the holders of any class or classes of such stock, in such proportions based on stock ownership as said board in its discretion may determine.

    3. Each share of common stock shall be entitled to one vote at stockholders' meetings, either in person or by proxy. Cumulative voting in election of directors shall be permitted.

    4. The Board of Directors may cause any stock issued by the Corporation to be issued subject to such lawful restrictions, qualifications, limitations, or special rights as they deem fit;
provided, however, that such special restrictions, qualifications, limitations, or special rights shall be conspicuously noted in summary form on the certificate evidencing ownership of such stock.

    5. The Corporation's common stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors; provided that the consideration so fixed is not less than par value.

    6. Subject to the laws of the State of Wyoming and to the limitations and relative rights herein expressed, all holders of shares of the Corporation's common stock shall be entitled equally (on a per share basis) to all usual rights and privileges of shareholders.

                              ARTICLE V

                          Place of Business

    The address of the Corporation's principal office is 506 Gillette Avenue, Gillette, Wyoming. The initial agent for service of process at that address will be Tim Watt.

                              ARTICLE VI
[Note to reader: This Article was amended on March 5, 1974. See that amendment, included in this Exhibit 3.1, for current text.]

                              Directors

    The affairs of the Corporation shall be governed by a Board of Directors of not less than three (3) nor more than seven (7) directors who shall be elected in accordance with the By-Laws of the Corporation and the statutes of the State of Wyoming now or hereafter in effect. The number of directors shall be increased or decreased in accordance with the By-Laws of the Corporation and the laws of the State of Wyoming as now or hereafter in effect, except that the number constituting the initial Board of Directors, who hold office at the time of adoption of this amendment, are as follows:

Name	                             Address

Jack C. Bradley, Jr., Director    401 Lincoln, Gillette, Wyoming
Tim Watt, Director                504 Gillette, Gillette, Wyoming
Cheryl Coulter, Director          North of Gillette, Gillette, Wyoming

    Directors of the Corporation need not be residents of the State of Wyoming and need not own shares of the Corporation's stock.

    Meetings of the Board of Directors, regular or special, may be held within or without the State of Wyoming upon such notice as may be prescribed by the By-Laws of the Corporation. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors needs to be specified in the notice of waiver of notice of any such meeting unless the By-Laws of the Corporation otherwise require.

    A majority of the number of directors at any time constituting the Board of Directors shall constitute a quorum for the transaction of business; and the action of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

    Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of any increase in the number of directors shall be filled by election at an annual meeting of shareholders of the Corporation or a special meeting of such shareholders called for that purpose.

    The Board of Directors shall have the power to designate, by resolution passed by a majority of the whole board, not less than two
(2) of its members to constitute an Executive Committee which, to the extent provided in said resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business, affairs, and property of the Corporation during the intervals between the meetings of the directors, including the power to authorize the seal of the Corporation to be affixed to all papers that may require it; and when the seal has been so affixed pursuant to such authority, it shall be deemed to have been affixed by the order of the Board of Directors.

    The Board of Directors of the Corporation may, from time to time, distribute to its shareholders in partial liquidation, out of capital surplus of the corporation, a portion of its assets, in cash or property, subject to the following provisions:

    1. No such distribution shall be made at a time when the corporation is insolvent or when such distribution would render the corporation insolvent.

    2. Each such distribution, when made, shall be identified as a distribution in partial liquidation and the amount per share disclosed to the shareholders receiving the same concurrently with the distribution thereof.

                            ARTICLE VII

                             By-Laws

    The By-Laws of the Corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the By-Laws, or to adopt new By-Laws, shall be vested in the Board of Directors, except as may otherwise be specifically provided in the By-Laws.

                           ARTICLE VIII

                      Commencement of Business

    The Corporation will not commence business until at least Five Hundred ($500) Dollars has been received by it as consideration for the issuance of shares.

                            ARTICLE IX

        Transactions with Directors and Other Interested Parties

    No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this Corporation, and no act of this Corporation shall in any way be affected or invalidated by the fact that any of the directors of this Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of this Corporation, individually, or any firm of which such director may be a member, may he a part to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this Corporation or a majority thereof; and any director of this Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation that shall authorize such a contract or transaction and may vote thereat to authorize such contract or transaction with like force and effect as if he were not such director or officer of such other corporation or not so interested.

[Note to reader: New Articles X, XI and XII were adopted on March 5, 1974. See that amendment, included in this Exhibit 3.1, for current text.]

    Dated this 15th day of February, 1973.

/s/ Jack C. Bradley, Jr.
/s/ Tim Watt
/s/ Cheryl Coulter

STATE OF WYOMING)
County of Campbell) ss.

	I, Milton L. Coulter, a notary public, hereby certify that on the day of 15th day of Feb., 1973, before me personally appeared Jack C. Bradley, Jr., Tim Watt and Cheryl Coulter, who, being by me first duly sworn, declared that they are the persons who signed the foregoing document as incorporators and that the statements contained therein are true and correct.

/s/ Milton L. Coulter
Notary Public

My commission expires: Dec. 13, 1975

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AMENDMENT EFFECTIVE MARCH 5, 1974

                       ARTICLES OF AMENDMENT

                             TO THE

                     ARTICLES OF INCORPORATION

    	                          OF

                      WYOMING COAL CORPORATION

    Pursuant to the provisions of the Wyoming Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is WYOMING COAL CORPORATION.

SECOND: The following amendments to the Articles of Incorporation were adopted by the shareholders of the corporation on February 12, 1974, in the manner prescribed by the Wyoming Business Corporation Act.

Article IV hereby is repealed and a new Article IV is adopted as follows:

                            ARTICLE IV

The aggregate number of shares which the corporation shall have authority to issue is 25,000,000, each share to have a par value of $0.01.

The limitations and relative rights of shares of common stock described in this Article IV shall be as follows:

l. All stock, when issued, shall be fully paid and nonassessable.

2. No holder of shares of common stock of the Corporation shall be entitled, as such, to any preemptive right to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue. The Board of Directors of the Corporation may, however, in its discretion by resolution determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of common stock of the Corporation, or solely to the holders of any class or classes of such stock, in such proportions based on stock ownership as said board in its discretion may determine.

3. Each share of common stock shall be entitled to one vote at stockholders' meetings, either in person or by proxy. Cumulative voting in election of directors shall be permitted.

4. The Board of Directors may cause any stock issued by the Corporation to be issued subject to such lawful restrictions, qualifications, limitations, or special rights as they deem fit;
provided, however, that such special restrictions, qualifications, limitations, or special rights shall be conspicuously noted in summary form on the certificate evidencing ownership of such stock.

5. The Corporation's common stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors; provided that the consideration so fixed is not less than par value.

Article VI hereby is repealed and a new Article VI is adopted as follows:

                            ARTICLE VI

The affairs of the Corporation shall be governed by a Board of Directors of not less than three (3) nor more than seven (7) directors who shall be elected in accordance with the By-Laws of the Corporation and the statutes of the State of Wyoming now or hereafter in effect. The number of directors shall be increased or decreased in accordance with the By-Laws of the Corporation and the laws of the State of Wyoming as now or hereafter in effect, except that the number and persons constituting the initial Board of Directors are as follows:

Name	                              Address

Jack C. Bradley, Jr., Director	 401 Lincoln, Gillette, Wyoming
Tim Watt, Director	             504 Gillette, Gillette, Wyoming
Cheryl Coulter, Director	       North of Gillette, Gillette, Wyoming

Directors of the Corporation need not be residents of the State of Wyoming and need not own shares of the Corporation's stock.

Meetings of the Board of Directors, regular or special, may be held within or without the State of Wyoming upon such notice as may be prescribed by the By-Laws of the Corporation. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends such meeting for the express purpose of objecting to the transaction or any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors needs to be specified in the notice of waiver of any such meeting unless the By-Laws of the Corporation otherwise require.

A majority of the number of directors at any time constituting the Board of Directors shall constitute a quorum for the transaction of business; and the action of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of any increase in the number of directors shall be filled by election at an annual meeting of shareholders of the Corporation or a special meeting of such shareholders called for that purpose.


The Board of Directors shall have the power to designate, by resolution passed by a majority of the whole board, not less than two
(2) of its members to constitute an Executive Committee which, to the extent provided in said resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business, affairs, and property of the Corporation during the intervals between the meetings of the directors, including the power to authorize the seal of the Corporation to be affixed to all papers that may require it; and when the seal has been so affixed pursuant to such authority, it shall be deemed to have been affixed by the order of the Board of Directors.

A new Article X is adopted as follows:

                            ARTICLE X

The corporation may indemnify each director and each officer, his heirs, executors and administrators against expenses reasonably incurred or liability incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the corporation, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for fraud or misconduct. In the event of a settlement before or after action or suit, indemnification shall be provided only in connection with such matters covered by the settlement as to which the corporation is advised by counsel that the person to be indemnified was not guilty of such fraud or misconduct. The foregoing right of indemnification shall not exclude other rights to which he may be entitled.

A new Article XI is adopted as follows:

                           ARTICLE XI

The officers, directors and other members of management of this corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by the corporation's Board of Directors as evidenced by resolutions appearing in the corporation's Minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this corporation, shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by this corporation. This provision shall not be construed to release any employee of the corporation (other than an officer, director or member of management) from any duties which he may have to the corporation.

A new Article XII is adopted as follows:

ARTICLE XII

The Board of Directors of the corporation may, from time to time, distribute to the corporation's shareholders in partial liquidation, out of stated capital or capital surplus of the corporation, a portion of its assets, in cash or properties, and, if at the time the laws of Wyoming so permit, purchase outstanding shares with stated capital or capital surplus of the corporation if (a) at the time the corporation is solvent; and (b) such distribution or purchase would not render the corporation insolvent; and (c) as regards the distribution in partial liquidation (i) all cumulative dividends on all preferred or special classes of shares entitled to preferential dividends shall have been paid fully; (ii) the distribution would not reduce the remaining net assets of the corporation below the aggregate preferential amount payable in the event of voluntary liquidation to the holders of shares having preferential rights to the assets of the corporation in the event of liquidation; and (iii) the distribution is identified as a distribution in partial liquidation and the amount per share is disclosed to the shareholders receiving the same concurrently with the distribution thereof.

THIRD: The number of shares of the corporation outstanding at the time such Amendments were adopted was 3,250,000 and the number of shares entitled to vote thereon was 3,250,000.

FOURTH: The Corporation has only one class of stock outstanding, it being $0.01 par value common stock.

FIFTH: The number of shares voted for such Amendment was 3,250,000 and the number of shares voted against such Amendment was none.

SIXTH: The Amendments do not provide for an exchange, reclassification or cancellation of issued shares.

SEVENTH: The Amendments effect no change in the amount of stated capital.

DATED: March 2, 1974.

WYOMING COAL CORPORATION, a Wyoming corporation

By: /s/ Jack C Bradley, Jr., President

S E A L

ATTEST:

/s/ Jess A. Tolerton, Secretary


STATE OF WYOMING
COUNTY OF LARAMIE    ss.

On March 2, 1974, before me, James T. Hays, a Notary Public in and for said County and State, personally appeared Jack C. Bradley, Jr. and Jess A. Tolerton, who acknowledged before me that they are the President and Secretary, respectfully, of Wyoming Coal Corporation, a Wyoming corporation, and that they signed the foregoing Articles of Amendment as their free and voluntary act and deed for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and seal on March 2, 1974.

My commission expires: October 27, 1976.

/s/ James T. Hays, Notary Public

S E A L

----------------------------------------
AMENDMENT EFFECTIVE AUGUST 18, 1981

                     ARTICLES OF AMENDMENT TO THE
                     ARTICLES OF INCORPORATION OF

                       WYOMING COAL CORPORATION

Pursuant to the provisions of Section 51 of the Wyoming Business
Corporation Act, the undersigned Corporation adopts the following
Articles of Amendment to its Articles of Incorporation:

FIRST:	The name of the Corporation is:

WYOMING COAL CORPORATION

SECOND: Article I of the Articles of Incorporation is amended to read as follows:

"The name of the corporation shall be WYOMING OIL & MINERALS, INC."

THIRD: The date of the adoption of the Amendment by the shareholders was August 10, 1981.

FOURTH: The number of shares outstanding and the number of shares entitled to vote thereon is 14,570,000 shares.

FIFTH: The number of shares voting for such Amendment is 10,193,161 shares. The number of shares voting against such amendment is 48,075 shares. The number of shares not voting on such Amendment is 4,328,764 shares.

SIXTH: The Amendment does not provide for an exchange reclassification or cancellation of its issued shares.

SEVENTH: The Amendment does not effect a change in the amount of stated capital.

DATED:	August 10, 1981.

WYOMING COAL CORPORATION

By:   /s/ Jack C. Bradley, Jr.
      Jack C. Bradley, Jr. President
/s/ Jess A. Tolerton
Jess A. Tolerton, Secretary

STATE OF WYOMING
COUNTY OF NATRONA) SS

   The foregoing instrument was acknowledged before me by Jack C.
Bradley, Jr. and Jess A. Tolerton on behalf of Wyoming Coal
Corporation this l0th day of August, l981.

Witness my hand and official seal

/s/ Virginia Voelker, Notary Public
My commission expires March 31, 1982

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AMENDMENT EFFECTIVE FEB. 18, 2000

Secretary of State
State of Wyoming
The Capitol
Cheyenne, WY 82002-0020


                    	ARTICLES OF AMENDMENT
                     	(BY SHAREHOLDERS)


1.	The name of the corporation is Wyoming Oil & Minerals, Inc.

2.	Article IV is amended in its entirety to read as follows:


ARTICLE IV

1.  	AUTHORIZATION.  The corporation is authorized to issue
25,000,000 Common Shares, each share with a par value of $0.01, and 2,000,000 "blank check" Preferred Shares, without par value. All shares, when issued, shall be fully paid and nonassessable. The limitations and relative rights of the Common Shares and the Preferred Shares, and the Board of Directors' authority with respect to the Preferred Shares, shall be as follows:

     	2.  	PREFERRED SHARES.  The Preferred Shares shall have such
other designations, preferences, and such relative, participating, optional or other special rights as may be fixed by the corporation's Board of Directors, with such qualifications, limitations or restrictions of such preferences or rights as shall be stated and expressed in this Article Four and in the resolution or resolutions as may be adopted from time to time by the Board of Directors in accordance with the laws of the State of Wyoming.

     	3.  	COMMON SHARES.  Each share of Common Stock shall be
entitled to one vote at stockholders' meetings, either in person or by proxy. Cumulative voting in election of directors shall be permitted.


     Every one hundred shares of Common Stock, $.01 par value per share, of the Corporation outstanding or held in treasury immediately prior to the effective date of this Amendment to Article Fourth of the Corporation's Articles of Incorporation (the "Pre-Reverse Common Stock") shall, without any action on the part of the respective holders thereof, be reclassified as and changed into one share of the Corporation's common stock as it is constituted immediately after the effective date of this Amendment (the "Post-Reverse Common Stock"). No fractional shares of Post-Reverse Common Stock shall be issued upon such reclassification and conversion, and the number of shares of Post-Reverse Common Stock to be issued to each holder of record shall be rounded up to the nearest whole share. The capital of the Corporation attributable to the shares of Post-Reverse Common Stock into which the Pre-Reverse Common Stock shall be reclassified and changed in the aggregate shall be adjusted to reflect the reclassification. Each stock certificate that, immediately prior to the time that this Amendment becomes effective, represents shares of Pre-Reverse Common Stock shall, from and after the time that this Amendment becomes effective, automatically and without the necessity of presenting the same for exchange, represent the same number of shares of Post-Reverse Common Stock as shall be determined hereby.

     	4.	PROVISIONS APPLICABLE TO COMMON SHARES AND PREFERRED
SHARES.

         	a.	No holder of shares of capital stock of the
Corporation shall be entitled, as such, to any preemptive right to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue. The Board of Directors of the Corporation may, however, in its discretion by resolution determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of any class or classes of such stock, in such proportions based on stock ownership as said board in its discretion may determine.

          b. 	The Board of Directors may cause any capital stock
issued by the Corporation to be issued subject to such lawful restrictions, qualifications, limitations, or special rights as it deems fit; provided, however, that such special restrictions, qualifications, limitations, or special rights shall be conspicuously noted in summary form on the certificate evidencing ownership of such stock.

          	c.	The Corporation's capital stock may be
issued and sold from time to time for such consideration as may be fixed by the Board of Directors; provided that the consideration so fixed is not less than par value, if the class or series has a par value.

***************

3.	The amendment was adopted on February 2, 2000, by the shareholders.

4.	The designation, number of outstanding shares, and number of votes entitled
to be cast by each voting group entitled to vote separately on the amendment is 24,650,000 shares of common stock, entitled to a total of 24,650,000 votes.

The number of votes of each voting group indisputably represented at the meeting was: Common Stock:14,016,195 votes.

5.	The total number of votes cast for the amendment by the common stock voting group was: 13,435,275 votes for the reverse split; 12,724,275 for the blank check preferred stock.

The total number of votes cast against the amendment by the common stock voting group was: 568,500 against the reverse split; 1,268,500 against the blank check preferred stock.

6.	The number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

7.	The effective date of this Amendment shall be Feb. 18, 2000 at 9:30 a.m.
Eastern time.

Date: Feb. 2, 2000		Signed: /s/ Jack C. Bradley, Jr.
	  		                  Jack C. Bradley, Jr., President